Exhibit 99.1

Digital Brands Group Reports Fourth Quarter and Fiscal Year 2022 Financial Results

Expects to generate internal free cash flow of $500,000 per month starting in October

AUSTIN, Texas, April 17, 2023 /PRNewswire/ -- Digital Brands Group, Inc. ("DBG") (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its fourth quarter and 2022 fiscal year ended December 31, 2022.

Our fourth quarter and fiscal year 2022 financial results do not include the impact and results from our acquisition of Sundry on December 30, 2022. Our acquisition of Sundry has had a significantly positive impact on our year-to-date results, as we noted on our State of the Union call in March, which includes the expectation to generate $500,000 in internal cash flow per month starting in October.

Results for the Fiscal 2022

●	Net revenues for fiscal 2022 increased 84.2% to $14.0 million compared to $7.6 million in 2021

●	Gross margin profit increased 218.5% to $6.0 million compared to $1.9 million in a year ago

●	G&A expenses of $16.4 million declined by $400,000 compared to $16.8 million a year ago

●	Sales and marketing expenses were $5.0 million compared to $3.8 million a year ago

●	Distribution expenses were $612,000 compared to $489.000 million a year ago

●	Net loss attributable to common stockholders was $38.0 million, or $49.32 per share, compared to $32.4 million, or $424.15 per share, a year ago

Results for the Fourth Quarter

●	Net revenues were $3.4 in the fourth quarter of 2022 compared to $4.0 million a year ago

●	Gross margin was $642,000 versus $472,000 a year-ago

●	G&A expenses were $3.1 million versus $2.5 million a year ago

●	Sales & Marketing expenses decreased $420,000 to $1.0 million from $1.4 million a year ago

●	Net loss attributable to common stockholders was $15.8 million, or $20.46 per share compared to $9.7 million, or $127.13 per diluted share, a year ago

"Our business is completely different now than it was in 2022. We lost a year due to the market decline in 2022, which delayed our acquisition of Sundry. We knew this acquisition was the critical step in our path to create a company with scale, positive ebitda and positive cash flow. Now that the Sundry acquisition has happened, we are well on our way to achieving our initial goals," said Hil Davis, Chief Executive Officer of Digital Brands Group.

Davis continued, "In October of last year we had a positive change in our working capital cycle model due to our ability to start factoring our wholesale orders. In October of this year, we expect another more significant positive change to our cash flow, which is the end of our MCA weekly payments. Once we make our last weekly MCA payment, our business will generate over $490,000 in cash flow a month due to these weekly payments now flowing to our balance sheet. This is a significant swing in our cash flow and will be in addition to our ability to factor our wholesale orders and our expectation of positive ebitda later this year."

Conference Call and Webcast Details Updated

Management will host a conference call on Monday, April 17 at 4:30 p.m. ET to discuss the results. The live conference call can be accessed by dialing (866) 605-1828 from the U.S. or internationally. The conference I.D. code is 13738180 or via the web by using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=6iDznF2B.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "should," and "may" and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG's plans, objectives, projections and expectations relating to DBG's operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG's ability to implement its business strategy; DBG's ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG's and its vendors' ability to maintain the strength and security of information technology systems; the risk that DBG's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG's ability to properly collect, use, manage and secure consumer and employee data; stability of DBG's manufacturing facilities and foreign suppliers; continued use by DBG's suppliers of ethical business practices; DBG's ability to accurately forecast demand for products; continuity of members of DBG's management; DBG's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG's financial results is included from time to time in DBG's public reports filed with the SEC, including DBG's Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC STATEMENT OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
				As Restated
Net revenues	$3,375,245	$4,009,645	$13,971,178	$7,584,859
Cost of net revenues	2,732,897	3,537,564	8,030,908	5,716,587
Gross profit	642,348	472,081	5,940,270	1,868,272
Operating expenses:
General and administrative	3,145,228	3,931,675	16,371,536	16,752,516
Sales and marketing	979,355	1,409,261	4,950,635	3,810,583
Distribution	89,059	250,597	611,569	489,371
Impairment	15,539,332	3,400,000	15,539,332	3,400,000
Change in fair value of contingent consideration	(5,854,052)	1,725,066	564,303	8,764,460
Total operating expenses	13,898,922	10,716,599	38,037,375	33,216,930
Loss from operations	(13,256,574)	(10,244,518)	(32,097,105)	(31,348,658)
Other income (expense):
Interest expense	(2,963,845)	(1,643,115)	(9,014,337)	(3,663,921)
Other non-operating income (expenses)	438,395	2,189,156	3,068,080	1,554,502
Total other income (expense), net	(2,525,450)	546,041	(5,946,257)	(2,109,419)
Income tax benefit (provision)	-	-	-	1,100,120
Net loss	$(15,782,024)	$(9,698,477)	$(38,043,362)	$(32,357,957)
Weighted average common shares outstanding -
basic and diluted	771,297	76,289	771,297	76,289
Net loss per common share - basic and diluted	$(20.46)	$(127.13)	$(49.32)	$(424.15)

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC STATEMENTS OF CASH FLOW

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(38,043,362)	$(32,357,957)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,226,376	1,220,736
Amortization of loan discount and fees	6,506,384	1,382,222
Stock-based compensation	602,038	4,800,337
Fees incurred in connection with debt financings	568,149	560,309
Change in fair value of warrant liability	(18,223)	11,958
Change in fair value of derivative liability	(1,354,434)	(910,204)
Change in fair value of contingent consideration	564,303	8,764,460
Impairment of goodwill and intangible assets	15,539,331	3,400,000
Forgiveness of Payroll Protection Program	(1,760,755)	(407,994)
Change in credit reserve	(118,840)	36,893
Deferred offering costs	367,696	-
Deferred income tax benefit	-	(1,100,120)
Changes in operating assets and liabilities:
Accounts receivable, net	(475,036)	150,288
Due from factor, net	655,708	(399,701)
Inventory	471,831	(911,293)
Prepaid expenses and other current assets	(402,515)	(151,917)
Accounts payable	919,131	456,690
Accrued expenses and other liabilities	1,992,649	834,489
Deferred revenue	(74,268)	4,882
Due to related parties	278,590	(63,550)
Accrued interest	984,358	461,113
Net cash used in operating activities	(10,570,889)	(14,218,359)
Cash flows from investing activities:
Cash acquired (consideration) pursuant to business combination	(7,247,303)	(5,936,757)
Purchase of property, equipment and software	(5,533)	(43,179)
Deposits	(60,548)	(31,117)
Net cash used in investing activities	(7,313,384)	(6,011,053)
Cash flows from financing activities:
Repayments of related party notes	(170,000)	-
Advances (repayments) from factor	(3,096)	(41,200)
Repayment of contingent consideration	(645,304)	-
Proceeds from venture debt	237,500	-
Issuance of loans payable	3,280,360	2,779,910
Repayments of convertible and promissory notes	(7,437,349)	(2,006,628)
Issuance of convertible notes payable	6,951,250	8,433,650
Proceeds from public offering	19,347,446	10,000,002
Exercise of over-allotment option with public offering, net	-	1,364,997
Exercise of warrants	-	1,768,046
Offering costs	(2,921,646)	(2,116,957)
Net cash provided by financing activities	18,639,161	20,181,820
Net change in cash and cash equivalents	754,888	(47,592)
Cash and cash equivalents at beginning of period	528,394	575,986
Cash and cash equivalents at end of period	$1,283,282	$528,394

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC STATEMENT OF BALANCE SHEETS
	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,283,282	$528,394
Accounts receivable, net	628,386	89,394
Due from factor, net	839,400	985,288
Inventory	5,225,282	2,755,358
Prepaid expenses and other current assets	853,044	417,900
Total current assets	8,829,394	4,776,334
Deferred offering costs	-	367,696
Property, equipment and software, net	76,657	97,265
Goodwill	10,103,811	18,264,822
Intangible assets, net	14,427,503	12,841,313
Deposits	198,342	137,794
Right of use asset	102,349	-
Total assets	$33,738,056	$36,485,224

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,098,165	$6,562,690
Accrued expenses and other liabilities	4,457,115	2,237,145
Deferred revenue	202,129	276,397
Due to related parties	556,225	277,635
Contingent consideration liability	12,098,475	12,179,476
Convertible note payable, net	2,721,800	100,000
Accrued interest payable	1,561,795	1,110,679
Note payable - related party	129,489	299,489
Venture debt, net of discount	-	6,001,755
Loan payable, current	1,966,250	2,502,000
Promissory note payable	9,000,000	3,500,000
Right of use liability, current portion	102,349	-
Total current liabilities	40,893,792	35,047,266
Convertible note payable, net	-	5,501,614
Loan payable	297,438	713,182
Derivative liability	-	2,294,720
Warrant liability	-	18,223
Total liabilities	41,191,230	43,575,005

Commitments and contingencies

Stockholders' equity (deficit):
Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares
issued and outstanding as of both December 31, 2022 and 2021	-	-
Series A preferred stock, $0.0001 par, 1 share authorized, no shares issued and outstanding as of
December 31, 2022 or 2021	-	-
Series A convertible preferred stock, $0.0001 par, 6,800 shares designated, 6,300 shares issued and
outstanding as of December 31, 2022, none authorized or outstanding as of December 31, 2021	1	-
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 4,468,939 and 130,018 shares
issued and outstanding as of December 31, 2022 and 2021, respectively	447	13
Additional paid-in capital	96,293,694	58,614,160
Accumulated deficit	(103,747,316)	(65,703,954)
Total stockholders' equity (deficit)	(7,453,174)	(7,089,781)
Total liabilities and stockholders' equity (deficit)	$33,738,056	$36,485,224

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. Digital native first brands are brands founded as e-commerce driven businesses, where online sales constitute a meaningful percentage of net sales, although they often subsequently also expand into wholesale or direct retail channels., Unlike typical e-commerce brands, as a digitally native vertical brand we control our own distribution, sourcing products directly from our third-party manufacturers and selling directly to the end consumer. We focus on owning the customer's "closet share" by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort. We have strategically expanded into an omnichannel brand offering these styles and content not only on-line but at selected wholesale and retail storefronts. We believe this approach allows us opportunities to successfully drive Lifetime Value ("LTV") while increasing new customer growth.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047